Exhibit 23


          COOPERS                            certified public accountants
          & LYBRAND





                          CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in this registration

          statement  of  The  West   Company,  Incorporated  on  Form  S-8,

          (Registration Nos. 2-95618, 2-45534, 33-29506, 33-32580, 33-37825,

          33-61074, 33-61076, 33-12287 and 33-12289) of our report,

          dated February 21,  1997 on our audits of the consolidated

          financial statements  of The   West  Company,  Incorporated

          and subsidiaries as of December 31, 1996  and 1995, and for the years ended  December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.




                                             COOPERS & LYBRAND




          600 Lee Road
          Wayne, Pennsylvania
          March 31, 1997